SCHEDULE 14C
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                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                   SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT
                                     NO. __)

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                           MET INVESTORS SERIES TRUST
                (Name of Registrant as Specified in Its Charter)

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


                           MET INVESTORS SERIES TRUST

                  Legg Mason Partners Managed Assets Portfolio

                            5 Park Plaza, Suite 1900
                            Irvine, California 92614

                              INFORMATION STATEMENT

     The purpose of this Information Statement is to provide you with information regarding the addition of a new investment adviser (the "Adviser") to the Legg Mason Partners Managed Assets Portfolio (the "Portfolio"), a series of Met Investors Series Trust (the "Trust"). Effective April 30, 2007, Legg Mason Global Asset Allocation, LLC ("LMGAA") was added as an Adviser to the Portfolio. LMGAA is a wholly-owned subsidiary of Legg Mason, Inc. ("Legg Mason"). LMGAA provides certain asset allocation advisory services to the
Portfolio that were previously provided by ClearBridge Advisors, LLC ("ClearBridge"), another investment adviser to the Portfolio. This Information Statement is being mailed on or about May 21, 2007. The information in this document should be considered to be an Information Statement for purposes of
Schedule 14C under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Trust's most recent annual and semi-annual reports are available upon request without charge by writing the Trust at the above address or calling the Trust toll-free at 1-800-343-8496.

     Met Investors Advisory, LLC (the "Manager") serves as investment manager to the Trust pursuant to a management agreement dated December 8, 2000, as amended from time to time, between the Trust and the Manager (the "Management Agreement"). MetLife Investors Distribution Company (the "Distributor"), an affiliate of the Manager, serves as the distributor to the Trust. The Manager and the Distributor are located at 5 Park Plaza, Suite 1900, Irvine, California 92614. State Street Bank and Trust Company is the administrator of the Trust and is located at 2 Avenue de LaFayette Street, Boston, Massachusetts 02111.

     Section 15(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), requires that all agreements under which persons serve as investment managers or investment advisers to investment companies be approved by shareholders. The Securities and Exchange Commission has granted exemptive relief to the Trust and the Manager which generally permits the Manager, subject to certain conditions, including approval of the Board of Trustees, to: (i) select an Adviser for the Portfolio; (ii) enter into and materially modify existing advisory agreements between the Manager and the Adviser; and (iii) terminate and/or hire unaffiliated sub-advisors without obtaining approval of the Portfolio's shareholders. One of the conditions of the exemptive relief is that within 90 days after entering into a new or amended advisory agreement without shareholder approval, the Portfolio must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. This Information Statement is being provided to you to satisfy this condition of the exemptive relief.

     THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.    Introduction

     At a meeting of the Board of Trustees of the Trust held on February 14, 2007, the Trustees (including the Trustees who are not "interested persons" of the Trust, the Manager, the Adviser or the Distributor (as that term is defined in the 1940 Act) (the "Disinterested Trustees")) approved an investment advisory agreement between the Manager and LMGAA, with respect to the Portfolio, which took effect as of April 30, 2007 (the "Advisory Agreement"). LMGAA provides certain asset allocation advisory services to the Portfolio. Each of the three underlying asset classes of the Portfolio (fixed income, equity and convertible securities) are managed by the Portfolio's other current investment advisers, each of which are also subsidiaries of Legg Mason. Prior to April 30, 2007, the asset allocation advisory services were provided by one of these other investment advisers, ClearBridge. ClearBridge also managed the convertible securities portion of the Portfolio. As a result of an internal restructuring of the Legg Mason affiliates, the asset allocation services are no longer being provided by ClearBridge but rather through the newly created affiliate, LMGAA. ClearBridge continues to provide investment advisory services to the convertible securities portion of the Portfolio and each of the other two underlying asset classes of the Portfolio continue to be managed by the same investment advisers as prior to the addition of LMGAA.

II.   The Advisory Agreement

     The Advisory Agreement is the same in all material respects to the Portfolio's investment advisory agreements with its other investment advisers, except for the Adviser, the advisory fee and the effective date and term of the Agreement. The Adviser will not be paid an advisory fee under the Advisory Agreement. The Management Agreement between the Trust and the Manager relating to the Portfolio remains in effect, and fees payable to the Manager by the Portfolio under the Management Agreement have not changed. THERE IS NO CHANGE IN THE MANAGEMENT FEES PAID BY THE PORTFOLIO AS A RESULT OF THE ADVISORY AGREEMENT.

     The Advisory Agreement provides that it will remain in effect until December 31, 2008 and would continue in full force and effect for successive periods of one year thereafter only so long as the Board of Trustees, including a majority of the Disinterested Trustees, specifically approve its continuance at least annually. The Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Disinterested Trustees, by the Manager, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days' prior written notice to the Adviser or by the Adviser upon ninety days' prior written notice to the Manager, or upon shorter notice as mutually agreed upon. The Advisory Agreement also terminates automatically in the event of its assignment or in the event that the Management Agreement between the Manager and the Trust is assigned or terminated for any other reason.

     The Advisory Agreement also generally provides that, absent willful misconduct, bad faith, gross negligence, or reckless disregard of obligations or duties under the Agreement on the part of the Adviser, the Adviser will not be liable for any act or omission in the course of, or connected with, rendering services under the Advisory Agreement.

     The Advisory Agreement was approved by the Board of Trustees, including by a separate vote, the Disinterested Trustees, on February 14, 2007, and its effective date was April 30, 2007.

III. Board Considerations

     At a meeting of the Board of Trustees held on February 14, 2007, the Board of Trustees, including the Disinterested Trustees, initially approved the Advisory Agreement.

     The Board of Trustees approved the Advisory Agreement between the Manager and LMGAA based on a number of factors relating to LMGAA's ability to perform under the Advisory Agreement. These factors included: LMGAA's employees'
management style and long-term performance record with other funds; LMGAA's current level of staffing and its overall resources; LMGAA's financial condition; and LMGAA's compliance systems and any disciplinary history. The Board reviewed LMGAA's performance and experience with other portfolios and noted that, due to the nature of the asset allocation services LMGAA would be providing to the Portfolio, no comparable performance information was available. The Board took into account the quality of asset allocation services provided to the Portfolio by ClearBridge and noted that the same principal individuals would continue to provide such services as employees of LMGAA. The Disinterested Trustees were advised by independent legal counsel throughout the process.

     It was noted that there would be no advisory fee paid to LMGAA, an affiliate of the Portfolio's other current investment advisers, under the Advisory Agreement since the Manager was currently paying advisory fees to both Batterymarch Financial Management, Inc. and Western Asset Management Company, affiliates of LMGAA.

     In considering the profitability to the Adviser of its relationship with the Portfolio, the Board noted that no advisory fee will be paid under the Advisory Agreement. The Board noted that the fees paid to the Adviser's affiliates under the Portfolio's other investment advisory agreements were paid by the Manager out of the management fees that it receives under the Management Agreement. The Board also relied on the ability of the Manager to negotiate the advisory agreements and the fees thereunder, if any, at arm's length. For each of the above reasons, the profitability to the Adviser and its affiliates from their relationship with the Portfolio was a not a material factor in the Board's deliberations. For similar reasons, the Board did not consider the potential economies of scale in the Adviser's management of the Portfolio to be a material factor in its consideration.

     In connection with these considerations, the Board of Trustees determined that a sub-advisory arrangement between the Manager and LMGAA was in the best interests of the Portfolio and its shareholders. Based on these considerations and the overall high quality of the personnel, operations, financial condition, investment advisory capabilities, methodologies, and experience of LMGAA employees with other funds, the Board (including a majority of Disinterested
Trustees) determined approval of the Advisory Agreement was in the best interests of the Portfolio.

IV.  The Adviser

     Legg Mason Global Asset Allocation, LLC, 399 Park Avenue, New York, New York 10022, became an Adviser to the Portfolio on April 30, 2007. LMGAA is a wholly-owned subsidiary of Legg Mason, Inc. LMGAA was formed in October, 2006 so that members of Legg Mason, Inc.'s Global Asset Allocation business group would be able to provide their advisory services through this separate subsidiary. As of December 31, 2006, this business group, which provides its services through LMGAA and its affiliated asset management companies, managed approximately $8.6 billion in assets.

     Prior to April 30, 2007, the Portfolio was managed by the global asset allocation team of an affiliate of LMGAA, Clearbridge. The members of this team who were jointly and primarily responsible for the day-to-day management of the Portfolio, Messrs. Steven Bleiberg and Andrew Purdy, continue to provide such services as employees of LMGAA. Mr. Bleiberg is the President and Chief Investment Officer of the Adviser, and Mr. Purdy is a Portfolio Manager of the Adviser.

     Mr. Bleiberg has worked in an investment management capacity with an affiliate of the Adviser since 2003, when he joined the affiliated group which currently includes LMGAA. Mr. Purdy has worked in an investment management capacity with an affiliate of the Adviser since 1998, when he also joined the affiliated group which currently includes LMGAA.

     Mr. Bleiberg is the lead manager of the Portfolio and Mr. Purdy is a portfolio manager. Mr. Bleiberg is responsible for the execution of the overall strategy of the Portfolio.

LMGAA's directors and executive officers are as follows:


------------------------------------- ----------------------------------------------------
                                           Position Held with Adviser and Principal
               Name                                   Occupations During
                                                      the Last Five Years
------------------------------------- ----------------------------------------------------
------------------------------------- ----------------------------------------------------
Peter L. Bain                         Director for Adviser;  Mr. Bain is also Senior
                                      Executive Vice President of Legg Mason, Head of
                                      Legg Mason's U.S. Asset Management business unit.
------------------------------------- ----------------------------------------------------
------------------------------------- ----------------------------------------------------
Mark R. Fetting                       Director for Adviser; Mr. Fetting is also Senior
                                      Executive Vice President of Legg Mason, Head of
                                      Legg Mason's Global Managed Investments business
                                      unit.
------------------------------------- ----------------------------------------------------
------------------------------------- ----------------------------------------------------
Timothy C. Scheve                     Director for Adviser; Mr. Scheve is also Chief
                                      Administrative Officer and Senior Executive Vice
                                      President of Legg Mason, Head of Legg Mason's
                                      International Asset Management business unit.
------------------------------------- ----------------------------------------------------
------------------------------------- ----------------------------------------------------
Steven D. Bleiberg                    President and Chief Investment Officer of
                                      Adviser;  Mr. Bleiberg also served as Managing
                                      Director and Head of Global Asset Allocation
                                      business unit at Legg Mason.
------------------------------------- ----------------------------------------------------
------------------------------------- ----------------------------------------------------
Y.                                    Wayne Lin Chief Administrative Officer of
                                      Adviser; Mr. Lin also served as Investment
                                      Strategy Analyst for Legg Mason's Global
                                      Asset Allocation business unit.
------------------------------------- ----------------------------------------------------
------------------------------------- ----------------------------------------------------
Barbara Brooke Manning                Chief Compliance Officer of Adviser;  Ms. Manning
                                      is also Chief Compliance Officer for ClearBridge.
------------------------------------- ----------------------------------------------------
------------------------------------- ----------------------------------------------------
Theresa McGuire                       Chief Financial Officer of Adviser.  Ms. McGuire
                                      is also Vice President and Controller for Legg
                                      Mason.
------------------------------------- ----------------------------------------------------


The address for the executive officers is Legg Mason Global Asset Allocation, LLC, 399 Park Avenue, New York, New York 10022.

     Pursuant to the Expense Limitation Agreement, until April 30, 2008, the Portfolio's total operating expenses, exclusive of commissions and Rule 12b-1 fees, are limited to 1.25% of the Portfolio's average daily net assets.

     For the year ended December 31, 2006, the Portfolio paid $202,146 in brokerage commissions. No commissions were paid to any affiliated broker of the Manager or LMGAA.

V.   Portfolio's Ownership Information

     The Portfolio had 14,770,336 total shares outstanding as of December 31, 2006.

     Metropolitan Life Insurance Company, a New York life insurance company ("MetLife"), and its affiliates, MetLife Investors USA Insurance Company, MetLife Investors Insurance Company, First MetLife Investors Insurance Company, New England Life Insurance Company and General American Life Insurance Company (individually an "Insurance Company" and collectively the "Insurance Companies"), are the record owners, through their separate accounts, of all of the Portfolio's shares.

     As of April 13, 2007, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the shares of beneficial interest of the Portfolio. To the Trust's knowledge, no person, as of April 13, 2007, was entitled to give voting instructions to an Insurance Company with respect to 5% or more of the Portfolio's shares.